As filed with the Securities and Exchange Commission
                              on February 10, 1998

                                                   Registration No. 333-
        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                            3589
(State or other jurisdiction              (Primary Standard Industrial
of incorporation or organization)          Classification Code Number)

   33-0266015
(I.R.S. Employer
Identification No.)
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------

                               DAMIAN C. GEORGINO
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:
                                JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 355-6500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
 TITLE OF EACH   AMOUNT         PROPOSED    PROPOSED MAXIMUM    AMOUNT OF
 CLASS OF        TO BE          MAXIMUM     AGGREGATE OFFERING  REGISTRATION
 SECURITIES      REGISTERED     OFFERING    PRICE (1)           FEE
 TO BE                          PRICE PER
 REGISTERED                     SHARE(1)
================================================================================
Common stock,
par value
$.01 per        5,815,450
share           shares         $34.06      $198,074,227.00       $58,432
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on February 2, 1998 as reported on the New York Stock Exchange Composite Transactions Tape.

                        ------------------------------


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL

THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
===============================================================================

SUBJECT TO COMPLETION DATED FEBRUARY 10, 1998




PROSPECTUS
             , 1998


                                5,815,450 SHARES

                        UNITED STATES FILTER CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                              -------------------

      This prospectus provides for the offering by the Selling Stockholders named herein (the "Selling Stockholders") of up to an aggregate of 5,815,450 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company"). The Shares were acquired by the Selling Stockholders named herein on January 16, 1998 pursuant to the terms of a Merger Agreement, dated as of December 31, 1997, among the Company, The Kinetics Group, Inc. ("Kinetics"), U.S. Filter/KG Acquisition Corp., The Bianco Family 1991 Trust, Dated February 1, 1991 (the "Bianco
Trust"), David J. Shimmon and BT Capital Partners, Inc. (the "Merger Agreement"). The Shares were issued in consideration of the acquisition by the Company of Kinetics, effective as of December 31, 1997 (the "Merger"). See "Selling Stockholders."

      The acquisition of Kinetics was accounted for as a pooling of interests and accordingly the holders of an aggregate of

5,551,369 shares (the "Affiliate Shares") may not sell, transfer or otherwise dispose of any Shares prior to the date that the Company publishes financial results covering at least thirty days of combined operations of the Company and Kinetics. In addition, of the 5,815,450 shares, an aggregate of 290,194 Shares (the "Escrow Shares"), 277,569 of which are included in the Affiliate Shares, are held in escrow by PNC Bank, escrow agent, under an Escrow Agreement entered into pursuant to the Merger Agreement. The Escrow Shares are subject to claims of the Company for indemnification under the Merger Agreement and, to the extent not returned to the Company in satisfaction of such claims for indemnification or pending the resolution of any disputed claims, can be expected to be delivered to the Selling Stockholders based upon their respective percentage interests by December 31, 1998.

      Subject to the limitations set forth above, the Shares may be offered or sold by or for the account of the Selling Stockholders from time to time or at one time, on one or more exchanges or otherwise, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers or dealers, who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholders and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such brokers and dealers may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholders" and "Plan of Distribution."

      The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on February 9, 1998 was $34.5625 per share.
                             ---------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                             ---------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports, proxy solicitation materials and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated by reference herein: the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997; the Company's Quarterly Reports for the quarters ended June 30, 1997 (as amended on Form 10-Q/A dated August 22, 1997) and September 30, 1997; the Company's Current Reports on Form 8-K dated August 4, 1997, September 17, 1997, September 19, 1997, December 9, 1997 (as amended on Form 8-K/A dated February 6,
1998), December 31, 1997 and January 16, 1998 (as amended on Form 8-K/A dated February 6, 1998); and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

      All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to General Counsel, United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (760) 340-0098).


                                   THE COMPANY

      The Company is a leading global provider of industrial, municipal and consumer water and wastewater treatment systems, products and services, with an installed base of systems that the Company believes is the largest worldwide. The Company offers a single-source solution to its customers through what the Company believes is the industry's broadest range of cost-effective systems, products, services and proven technologies. In addition, the Company markets a broad line of waterworks distribution products and services. The Company has one of the industry's largest networks of sales, service and distribution facilities through more than 600 locations in 32 countries including 88 manufacturing plants. The Company capitalizes on its large installed base, extensive distribution network and manufacturing capabilities to provide customers with ongoing local service and maintenance. The Company is a leading provider of outsourced water services, including the operation of water and wastewater treatment systems at customer sites. In addition, the Company is actively involved in the development of privatization initiatives for municipal water treatment facilities in the United States, Mexico and Canada. The Company also owns substantial properties with appurtenant water rights in the Western and Southwestern United States that are leased to agricultural tenants.

      The  Company's  principal  executive  offices  are  located at 40-004 Cook
Street, Palm Desert, California 92211, and its telephone number is (760) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                  RISK FACTORS

      Prospective investors should consider carefully the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the securities offered hereby. Information contained or incorporated by reference in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," "anticipates" or "continue" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements.

ACQUISITION STRATEGY

      In pursuit of its strategic objective of becoming the leading global single-source provider of water and wastewater treatment systems and services, the Company has, since 1991, acquired more than 125 United States based and international businesses. The Company plans to continue to pursue acquisitions that expand the segments of the water and wastewater treatment and water-related industries in which it participates, complement its technologies, products or services, broaden its customer base and geographic areas served and/or expand its global distribution network, as well as acquisitions which provide opportunities to further and implement the Company's one-stop-shop approach in terms of technology, distribution or service. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. In addition, the Company's acquisition of approximately 96% of the outstanding ordinary shares of Memtec Limited on December 9, 1997 was accomplished through a tender offer, and the Company could make other acquisitions in the future by means of a tender offer. The level of risk associated with such acquisitions is greater because frequently they are accomplished, as was the case with the acquisition of Memtec, without the customary representations or due diligence typical of negotiated transactions. Although the Company generally has been successful in pursuing acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

INTERNATIONAL TRANSACTIONS

      The Company has made and expects it will continue to make acquisitions and expects to obtain contracts in markets outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices, the lack in some jurisdictions of well-developed legal systems, nationalization and possible social, political and economic instability. In particular, the Company has significant operations in Asia which will be adversely affected by current economic conditions in that region. While the full impact of this economic instability cannot be predicted, it could have a material adverse effect on the Company's revenues and profitability.

RELIANCE ON KEY PERSONNEL

      The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, the Company's Chairman of the Board, President and Chief Executive Officer. The Company does not presently have employment agreements with most members of senior management, including Mr. Heckmann. Should any of the Company's senior managers be unable or choose not to continue in their present roles, the Company's prospects could be adversely affected.

PROFITABILITY OF FIXED PRICE CONTRACTS

      A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

CYCLICALITY, SEASONALITY AND POSSIBLE EARNINGS FLUCTUATIONS

      The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. A significant portion of the Company's revenues are derived from capital equipment sales. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions, including those currently unfolding in Asian markets, could have a material adverse effect on the Company's revenues and profitability.

      The sale of water and wastewater distribution equipment and supplies is also cyclical and influenced by various economic factors including interest rates, land development and housing construction industry cycles. Sales of such equipment and supplies are also subject to seasonal fluctuation in northern climates. The sale of water and wastewater distribution equipment and supplies is a significant component of the Company's business. Cyclicality and seasonality of water and wastewater distribution equipment and supplies sales could have a material adverse effect on the Company's revenues and profitability.

      The Company's high-purity process piping systems have been sold principally to companies in the semiconductor and, to a lesser extent, pharmaceutical and biotechnology industries, and sales of those systems are critically dependent on these industries. The success of customers and potential customers for high-purity process piping systems is linked to economic conditions in these respective industries, which in turn are each subject to intense competitive pressure and are affected by overall economic conditions. The semiconductor industry in particular has historically been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the economy. The semiconductor and pharmaceutical industries also represent significant markets for the Company's water and wastewater treatment systems. Downturns in these industries could have a material adverse effect on the Company's revenues and profitability.

      Operating results from the sale of high-purity process piping systems also can be expected to fluctuate significantly as a result of the limited pool of existing and potential customers for these systems, the timing of new contracts, possible deferrals or cancellations of existing contracts and the evolving and unpredictable nature of the markets for high-purity process piping systems.

      As a result of these and other factors, the Company's operating results may be subject to quarterly or annual fluctuations. There can be no assurance that at any given time the Company's operating results will meet or exceed stock market analysts' expectations, in which event the market price of the Common Stock could be adversely affected.

POTENTIAL ENVIRONMENTAL RISKS

      The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. The Company is also subject to inherent risks associated with environmental conditions at facilities owned, and the state of compliance with environmental laws, by businesses acquired by the Company. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in cleanup obligations, civil or criminal enforcement actions or private actions that could have a material adverse effect on the
Company. In that regard, United States federal and state environmental regulatory authorities have issued certain notices of violation related to alleged multiple violations of applicable wastewater pretreatment standards by a wholly owned subsidiary of the Company (the "Subsidiary") at a Connecticut ion exchange resin regeneration facility (the "South Windsor Facility") acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation concerning these conditions also is pending. The Subsidiary has reached a tentative agreement with the United States Attorney's Office and the United States Environmental Protection Agency ("USEPA") to plead guilty to a single violation of the United States Clean Water Act, pursuant to which the Subsidiary would pay a fine and the South Windsor Facility would undergo annual environmental compliance audits by the USEPA for five years. The Company believes that this settlement would conclude this matter in its entirety; however, there can be no assurance that the proposed settlement will become final, and it is not expected that it would include a formal release of all liabilities in this regard. As a consequence of such a settlement, the Subsidiary would be debarred from United States government contracts for a period of time that the Company currently expects to be brief. The Company does not believe that the debarment would have a material adverse effect on the Subsidiary or the Company. The Company has certain rights of indemnification from Anjou which may be available with respect to these matters. In addition to the foregoing risks, the Company's activities as owner and operator of certain hazardous waste treatment and recovery facilities are subject to stringent laws and regulations and compliance reviews. Failure of these facilities to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. The Company serves as contract operator of various municipal and industrial wastewater collection and treatment facilities, which were developed and are owned by governmental or private entities. Under those service contracts and applicable environmental laws, the Company as operator may incur liabilities in the event those facilities experience malfunctions or discharge wastewater which does not meet applicable permit limits and regulatory requirements. In some cases, the potential for such liabilities depends upon design or operational conditions over which the Company has limited, if any, control. In other matters, the Company has been notified by the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") at certain sites to which the Company or its predecessors allegedly sent waste in the past. It is possible that the Company could receive other such notices under CERCLA or analogous state laws in the future. The Company does not believe that its liability, if any, relating to such matters will be material. However, there can be no assurance that such matters will not be material. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive and financial position.

COMPETITION

      All of the markets in which the Company competes are highly competitive, and most are fragmented, with numerous regional and local participants. There are competitors of the Company in certain markets that are divisions or subsidiaries of companies that have significantly greater resources than the Company. The Company's process water treatment business competes in the United States and internationally principally on the basis of product quality and specifications, technology, reliability, price, customized design and technical qualifications, reputation and prompt availability of local service. The Company's wastewater treatment business competes in the United States and internationally largely on the basis of the same factors, except that pricing considerations can be predominant among competitors that have sufficient technical qualifications, particularly in the municipal contract bid process. In connection with the marketing of waterworks distribution equipment and supplies, the Company competes not only with a large number of independent wholesalers and with other distribution chains similar to the Company, but also with manufacturers who sell directly to customers. The principal methods of competition for the Company's waterworks distribution business include prompt local service capability, product knowledge by the sales force and service branch management, and price. The Company's consumer products business competes with companies with national distribution networks, businesses with regional scope, and local product assemblers or service companies, as well as retail outlets. The Company believes that there are thousands of participants in the residential water market. The consumer products business competes principally on the basis of price, product quality and "taste," service, distribution capabilities, geographic presence and reputation. Competitive pressures, including those described above, and other factors could cause the Company to lose market share or could result in significant price erosion, either of which could have a material adverse effect upon the Company's financial position, results of operations and cash flows.

POTENTIAL RISKS RELATED TO WATER RIGHTS AND WATER TRANSFERS

      The Company recently acquired more than 47,000 acres of agricultural land (the "Properties"), situated in the Southwestern United States, the substantial majority of which are in Imperial County, California (the "IID Properties") located within the Imperial Irrigation District (the "IID"). Substantially all of the Properties are currently leased to third party agricultural tenants, including prior owners of the Properties. The Company acquired the Properties with appurtenant water rights, and is actively seeking to acquire additional properties with water rights, primarily in the Southwestern and Western United States. The Company may seek in the future to transfer water attributable to water rights appurtenant to the Properties, particularly the IID Properties (the "IID Water"). However, since the IID holds title to all of the water rights within the IID in trust for the landowners, the IID would control the timing and terms of any transfers of IID Water by the Company. The circumstances under which transfers of water can be made and the profitability of any transfers are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities, and risks of adverse changes to or interpretations of United States federal, state and local laws, regulations and policies. Transfers of IID Water attributable to water rights appurtenant to the IID Properties (the "IID Water Rights") are subject to additional uncertainties. Allocations of Colorado River water, which is the source of all water deliveries to the IID Properties, are subject to limitations under complex international treaties, interstate compacts, United States federal and state laws and regulations, and contractual arrangements and, in times of drought, water deliveries could be curtailed by the United States government. Further, any transfers of IID Water would require the approval of the United States Secretary of the Interior. Even if a transfer were approved, other California water districts and users could assert claims adverse to the IID Water Rights, including but not limited to claims that the IID has failed to satisfy United States federal law and California constitutional requirements that IID Water must be put to reasonable and beneficial use. A finding that the IID's water use is unreasonable or nonbeneficial could adversely impact title to IID Water Rights and the ability to transfer IID Water. Water transferred by the IID to metropolitan areas of Southern California, such as San Diego, would be transported through aqueducts owned or controlled by the Metropolitan Water
District, a quasi-governmental agency (the "MWD"). The transportation cost for any transfer of IID Water and the volume of water which the MWD can be required to transport at any time are subject to California laws of uncertain application, some aspects of which are currently in litigation. The uncertainties associated with water rights could have a material adverse effect on the Company's profitability.

TECHNOLOGICAL AND REGULATORY RISKS

      The water and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technological and regulatory standards and to develop successfully and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

      There can be no assurance that the Company's existing or any future trademarks or patents will be enforceable or will provide substantial protection from competition or be of commercial benefit to the Company. In addition, the laws of certain non-United States countries may not protect proprietary rights to the same extent as do the laws of the United States. Successful challenges to certain of the Company's patents or trademarks could materially adversely affect its competitive and financial position.

MUNICIPAL MARKET

      A significant percentage of the Company's revenues is derived from municipal customers. While municipalities represent an important market in the water and wastewater treatment industry, contractor selection processes and funding for projects in the municipal sector entail certain additional risks not typically encountered with industrial customers. Competition for selection of a municipal contractor typically occurs through a formal bidding process which can require the commitment of significant resources and greater lead times than industrial projects. In addition, demand in the municipal market is dependent upon the availability of funding at the local level, which may be the subject of increasing pressure as local governments are expected to bear a greater share of the cost of public services.

YEAR 2000 RISKS

      The `Year 2000' issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions. Most of the Company's operating systems with Year 2000 issues have been modified to address those issues; accordingly, management does not anticipate any significant costs, problems or uncertainties associated with becoming Year 2000 compliant. The Company is currently developing a plan to assure that its other internal operating systems with Year 2000 issues are modified on a timely basis. Suppliers, customers and creditors of the Company also face similar Year 2000 issues. A failure to successfully address the Year 2000 issue could have a material adverse effect on the Company's business or results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

      The market price of the Common Stock could be adversely affected by the availability for public sale of shares held on January 15, 1998 by security holders of the Company, including: (i) up to 3,646,783 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity), or sold from time to time in accordance with Rule 144(k) under the Securities Act; (ii)
7,636,364 shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes due 2005 at a conversion price of $18.33 per share of Common Stock; (iii) 10,481,013 shares issuable upon conversion of the Company's 4-1/2% Convertible Subordinated Notes due 2001 at a conversion price of $39.50 per share of Common Stock; (iv) 1,200,000 shares issuable upon exercise of warrants, 600,000 at an exercise price of $50.00 per share and 600,000 at an exercise price of $60.00 per share, in each case expiring on September 17, 2007 and exercisable at any time after the first sale of water from water rights appurtenant to the Properties (the "Warrants"); and (v) 8,496,157 outstanding shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and/or, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company, of which such rights as to 8,000,000 shares are not exercisable until February 17, 2000. In addition, the Company has registered for sale under the Securities Act 4,379,667 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses or assets from third parties.

                                 USE OF PROCEEDS

      The Selling Stockholders will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.


                              SELLING STOCKHOLDERS

      The following table sets forth the names of the Selling Stockholders, the total number of Shares owned, including separately the number of shares subject to the Escrow Agreement and the number of shares as adjusted to reflect the sale of the Shares by the Selling Stockholders. Each of the Selling Stockholders acquired the Shares on January 16, 1998, and the respective number of shares indicated as to each Selling Stockholder constitutes less than one percent of the shares of Common Stock outstanding as of such date, except as to The Bianco Trust, David J. Shimmon and BT Capital Partners Inc., which owned beneficially 2.2%, 1.9% and 1.1% as of such date.


                                                                     Shares
     Name of           Shares         Shares        Maximum       Beneficially
     Selling        Beneficially    Subject to   Shares to be       Owned As
   Stockholder         Owned          Escrow         Sold           Adjusted

The Bianco             2,314,995     115,750     2,314,995             --
Family 1991
Trust, dated
February 1, 1991

David J. Shimmon       2,052,920     102,646     2,052,920             --

BT Capital             1,183,454      59,173     1,183,454             --
Partners Inc.

Churchill ESOP            92,600       4,630        92,600             --
Capital Partners

D&S Partners              50,958(1)    1,966        50,958(1)          --

Silicon Valley            38,476       1,924        38,476             --
Bancshares

L.H. Friend,              36,921       1,847        36,921             --
Weinress,
Frankson &
Presson, Inc.

Gregory Presson           26,665       1,334        26,665             --

Christopher               18,461         924        18,461             --
Halloran

Total                  5,815,450(1)  290,194     5,815,450(1)          --

---------------
(1) Includes 11,647 shares of Common Stock which the holder has the right to acquire pursuant to options at an exercise price of $12.02 per share, giving effect to the conversion in accordance with the Merger Agreement of options to purchase shares of the Common Stock of Kinetics.


      Pursuant to the Merger Agreement, the Company acquired from the Selling Stockholders all of the issued and outstanding shares of capital stock of Kinetics. Other than their equity holdings in Kinetics, the Selling Stockholders do not have, and within the past three years did not have, any position, office or other material relationship with the Company or any of its predecessors or affiliates, except that: (i) William A. Bianco, Jr., a Trustee of the Bianco Trust, was the founder of Kinetics in 1973 and served as Chairman of the Board from 1980 until the consummation of the Merger and as Chief Executive Officer of Kinetics from 1973 through March 1997; (ii) Marie R. Bianco, a Trustee of the Bianco Trust, served as Executive Vice President and a Director of Kinetics from 1989 until the consummation of the Merger; (iii) David J. Shimmon has served as Chief Executive Officer of Kinetics since March 1997, as President and Director since October 1990, as Chief Financial Officer of Kinetics from 1991 until the consummation of the Merger and as Executive Vice President of Kinetics from October 1990 through March 1996; (iv) BT Capital Partners ("BT") purchased 2,250,000 shares of Series A Preferred Stock from Kinetics in June 1995 and loaned Kinetics $10,000,000 in a subordinated debt offering in June 1997 which was repaid by the Company upon the consummation of the Merger; (v) Martin M. Jelenko, a consultant or employee of affiliates of BT since 1992, served as a Director of Kinetics from June 1995 until the consummation of the Merger; and
(vi) Jeffrey L. Ott, who has served in several capacities at affiliates of BT since 1988, served as a Director of Kinetics from December 1996 until the consummation of the Merger.


                              PLAN OF DISTRIBUTION

      The Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholders on one or more exchanges or otherwise;
directly to purchasers in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which a broker or dealer solicits purchasers; in block trades in which brokers or dealers will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Brokers or dealers may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions payable by the Company and/or the purchasers of Shares. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, any discounts, commissions or
concessions  and  other  items   constituting
compensation from the Selling Stockholders or otherwise. The Company may agree to indemnify participating brokers or dealers against certain civil liabilities, including liabilities under the Securities Act. The Company and the Selling Stockholders are obligated to indemnify each other against certain civil liabilities arising under the Securities Act.

      The Selling Stockholders may not sell the Shares in the public market unless they do so by or through Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc., Deutsche Morgan Grenfell or BT Alex Brown or another nationally recognized investment banking firm satisfactory to the Company in its reasonable discretion, and, further, the Selling Stockholders are obligated to sell the Shares in the public market in an orderly fashion as will not be materially disruptive to the market for the Common Stock.

      The Selling Stockholders and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such brokers or dealers and any profit on the resale of the Shares purchased by such brokers or dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Company has informed the Selling Stockholders that the provisions of Regulation M under the Exchange Act may apply to their sales of Shares and has furnished the Selling Stockholders with a copy of that regulation. The Company also has advised the Selling Stockholders of the requirement for delivery of a prospectus in connection with any sale of the Shares.

      Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Shares. The Selling Stockholders may transfer, devise or gift such Shares by other means not described herein.

      The Company will pay all of the expenses incurred in connection with registration of the Shares, including, without limitation, all registration, printing, qualification and filing fees and fees and disbursements of counsel for the Company ("Registration Expenses"). All costs and expenses, other than Registration Expenses, including without limitation, underwriting discounts, selling commissions and stock transfer taxes, applicable to registration of the Shares will be paid by the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      As of January 15, 1998, the Company was authorized to issue 300,000,000 shares of Common Stock, par value $.01 per share, of which 105,979,930 shares were issued and outstanding, and 3,000,000 shares of preferred stock, par value $.10 per share, of which none were issued and outstanding. Of the unissued shares of Common Stock, 7,636,364 shares were reserved for issuance upon conversion of the Company's 6% Convertible Subordinated Notes due 2005, 10,481,013 shares were reserved for issuance upon conversion of the Company's 4-1/2% Convertible Subordinated Notes due 2001, 1,200,000 shares were reserved for issuance upon exercise of the Warrants expiring September 17, 2007 and an aggregate of 5,959,762 shares were reserved for issuance upon exercise of options either outstanding or available for grant under the Company's stock option plans for employees and directors.

COMMON STOCK

      The holders of Common Stock are entitled to one vote for each share held of record by them on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors; thus, the holders of shares having more than 50% of the Company's voting power (including both common and voting preferred shares, if any) voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the prior rights of preferred stockholders. In the event of liquidation, dissolution or winding up of the Company's affairs, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, including any preferred stock, that has preference over the Common Stock. Except as described below under "Stock Purchase Rights," holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

      The Company currently intends to retain earnings to provide funds for the operation and expansion of its business and accordingly does not anticipate paying cash dividends on the Common Stock in the foreseeable future. Any payment of cash dividends on the Common Stock in the future will depend upon the

Company's financial condition, earnings, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

      Shares of preferred stock may be issued without stockholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The Company has no current plans for the issuance of any shares of preferred stock. Any preferred stock to be issued could rank prior to the Common Stock with respect to dividend rights and rights of liquidation. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock or create impediments to persons seeking to gain control of the Company.

STOCK PURCHASE RIGHTS

      Laidlaw, which, as of January 15, 1998, held 3,646,783 shares of Common Stock, has certain rights to purchase voting securities of the Company in order to maintain its percentage voting interest. Except in connection with mergers or other acquisitions or in the ordinary course under an employee stock option or stock bonus plan, in the event the Company proposes to sell or issue shares of voting securities, Laidlaw has the right to purchase, on the same terms as the proposed sale or issuance, that number of shares or rights as will maintain its percentage interest in the voting securities of the Company, assuming the conversion of all convertible securities and the exercise of all options and warrants then outstanding. In addition, Laidlaw has other purchase rights with respect to sales or issuances of securities by the Company at prices below 85% of current market price at the time of sale or issuance or the prevailing customary price for such securities or their equivalent.

CERTAIN VOTING ARRANGEMENTS

      Pursuant to the agreements whereby the Company acquired Smogless S.p.A. in September 1994, Laidlaw has agreed to vote all shares owned by it for the nominees of the Company's Board for election to the Board, and on all other matters in the same proportion as the votes cast by other holders of voting securities, other than those that relate to any business combination or similar transaction involving the Company or any amendment to the Company's Certificate of Incorporation (the "Company Certificate") or By-laws.

      Pursuant to the agreement whereby the Company acquired the Properties in exchange for 8,000,000 shares of Common Stock and the Warrants in September 1997, the Company has agreed, so long as the parties from whom the Properties were acquired (the "Parties") own at least 5% of the outstanding Common Stock, to nominate a person designated by the Parties for election to the Company Board (the "Designee"). If a vacancy occurs in the Company's Board of Directors while the Parties own at least 7 1/2% of the outstanding Common Stock and such vacancy is the result of the cessation to serve of a non-employee director of the Company (other than the cessation of service of a Designee, which vacancy shall be filled with a successor Designee), the Parties must also approve the person filling such vacancy. In addition, the Parties have agreed to vote all shares owned by them as recommended by a majority of the members of the Company's Board of Directors, except with respect to certain fundamental transactions, transactions involving the issuance by the Company of Common Stock representing 20% or more of the outstanding Common Stock (or equivalents) or amendment of the Company Certificate or By-laws.

CERTAIN CHARTER AND BY-LAW PROVISIONS

      The Company Certificate places certain restrictions on the voting rights of a "Related Person," defined therein as any person who directly or indirectly owns 5% or more of the outstanding voting stock of the Company. The founders and the original directors of the Company are excluded from the definition of "Related Persons," as are seven named individuals including Richard J. Heckmann, the Chairman of the Board, President and Chief Executive Officer of the Company. These voting restrictions apply in two situations. First, the vote of a director who is also a Related Person is not counted in the vote of the Board of Directors to call a meeting of stockholders where that meeting will consider a proposal made by the Related Person director. Second, any amendments to the Company Certificate that relate to specified Articles therein (those dealing with corporate governance, limitation of director liability or amendments to the Company Certificate), in addition to being approved by the Board of Directors and a majority of the Company's outstanding voting stock, must also be approved by either (i) a majority of directors who are not Related Persons, or (ii) the holders of at least 80% of the Company's outstanding voting stock, provided that if the change was proposed by or on behalf of a Related Person, then approval by the holders of a majority of the outstanding voting stock not held by Related Persons is also required. In addition, any amendment to the

Company's  By-laws  must be approved by one of the methods  specified in clauses
(i) and (ii) in the preceding sentence.

      The Company Certificate and the Company's By-laws provide that the Board of Directors shall fix the number of directors and that the Board shall be divided into three classes, each consisting of one-third of the total number of directors (or as nearly as may be possible). Stockholders may not take action by written consent. Meetings of stockholders may be called only by the Board of Directors (or by a majority of its members). Stockholder proposals, including director nominations, may be considered at a meeting only if written notice of that proposal is delivered to the Company from 30 to 60 days in advance of the meeting, or within ten days after notice of the meeting is first given to stockholders.

DELAWARE ANTI-TAKEOVER LAW

      Section  203 of the  Delaware  General  Corporation  Law  ("Section  203")
provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an
"Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors has approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

      Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

      These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Company Certificate or the By-laws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption.

Neither the Company Certificate nor the By-laws of the Company currently excludes the Company from the restrictions imposed by Section 203.


                            VALIDITY OF COMMON STOCK

      The validity of the Shares will be passed upon for the Company by Kirkpatrick & Lockhart LLP, counsel to the Company.


                                     EXPERTS

      The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of The Kinetics Group, Inc. at September 30, 1997 and 1996, and for each of the two years in the period ended September 30, 1997, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Memtec Limited as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 incorporated by reference herein have been so incorporated by reference in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

==================================== ========================================

NO PERSON HAS BEEN  AUTHORIZED  TO
GIVE  ANY  INFORMATION  OR TO MAKE
ANY  REPRESENTATIONS   OTHER  THAN
THOSE     CONTAINED     IN    THIS
PROSPECTUS, AND, IF GIVEN OR MADE,
SUCH         INFORMATION        OR
REPRESENTATIONS MUST NOT BE RELIED
UPON AS  HAVING  BEEN  AUTHORIZED.
THIS     PROSPECTUS    DOES    NOT
CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION  OF AN  OFFER  TO BUY
ANY  SECURITIES   OTHER  THAN  THE                  5,815,450 SHARES
SECURITIES  TO WHICH IT RELATES OR
AN    OFFER   TO   SELL   OR   THE
SOLICITATION  OF AN  OFFER  TO BUY           UNITED STATES FILTER CORPORATION
SUCH     SECURITIES     IN     ANY
CIRCUMSTANCES  IN WHICH SUCH OFFER
OR   SOLICITATION   IS   UNLAWFUL.                    COMMON STOCK
NEITHER   THE   DELIVERY  OF  THIS
PROSPECTUS   NOR  ANY  SALE   MADE
HEREUNDER    SHALL,    UNDER   ANY
CIRCUMSTANCES,      CREATE     ANY
IMPLICATION THAT THERE HAS BEEN NO
CHANGE  IN  THE   AFFAIRS  OF  THE
COMPANY  SINCE THE DATE  HEREOF OR
THAT  THE  INFORMATION   CONTAINED
HEREIN IS  CORRECT  AS OF ANY TIME
SUBSEQUENT     TO    ITS     DATE.

        --------------------
                                                  --------------------

          TABLE OF CONTENTS                            PROSPECTUS

                             PAGE                 --------------------

Available Information.......... 2
Incorporation of Certain
Documents by Reference......... 2
The Company.................... 3
Risk Factors................... 4
Use of Proceeds................13
Selling Stockholders...........13
Plan of Distribution...........14
Description of Capital
 Stock.........................16                ___________, 1998
Validity of Common Stock.......20
Experts........................20
===================================== ========================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses to be paid by the Company in connection with the distribution of the securities being registered are as follows:


     Securities and Exchange Commission
     Filing Fee................................$58,432
     Accounting Fees and Expenses..............$12,000
     Legal Fees and Expenses...................$10,000
     Miscellaneous Expenses....................$ 4,568

                       Total ..................$85,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a)  Exhibits.   The  following   exhibits  are  filed  as  part  of  this
registration statement:

     EXHIBIT
     NUMBER     DESCRIPTION
     -------    -----------
     5.01 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered
     23.01      Consent of Kirkpatrick & Lockhart LLP (included in
                Exhibit 5.01)
     23.02      Consent of KPMG Peat Marwick LLP
     23.03      Consent of Ernst & Young LLP
     23.04      Consent of Price Waterhouse
     24.01      Powers of Attorney  (included on signature page of this
                registration statement)

ITEM 17.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)         To  include   any   prospectus   required  by  section
                        10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on February 10, 1998.
                              UNITED STATES FILTER CORPORATION

                              By:    /s/ Richard J. Heckmann
                                    ---------------------------
                                    Richard J. Heckmann
                                    Chairman of the Board, President
                                    and Chief Executive Officer


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this
Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Capacity                 Date
          ---------                      --------                -----
/s/ Richard J. Heckmann          Chairman of the Board,    February 10, 1998
-----------------------------    President and Chief
Richard J. Heckmann              Executive Officer
                                 (Principal Executive
                                 Officer) and a Director

/s/ Kevin L. Spence              Senior Vice President     February 10, 1998
-----------------------------    and Chief Financial
Kevin L. Spence                  Officer (Principal
                                 Financial and
                                 Accounting Officer)

/s/ Michael J. Reardon           Executive Vice            February 10, 1998
-----------------------------    President and a Director
Michael J. Reardon

/s/ Nicholas C. Memmo            Executive Vice            February 10, 1998
-----------------------------    President - Process
Nicholas C. Memmo                Water and a Director

/s/ James E. Clark               Director                  February 10, 1998
-----------------------------
James E. Clark

/s/ John L. Diederich            Director                  February 10, 1998
-----------------------------
John L. Diederich
                                 Director
-----------------------------
Robert S. Hillas

/s/ Arthur B. Laffer             Director                  February 10, 1998
-----------------------------
Arthur B. Laffer

                                 Director
-----------------------------
Ardon E. Moore

/s/ Alfred E. Osborne, Jr.       Director                  February 10, 1998
-----------------------------
Alfred E. Osborne, Jr.

                                 Director
-----------------------------
J. Danforth Quayle

/s/ C. Howard Wilkins, Jr.       Director                  February 10, 1998
-----------------------------
C. Howard Wilkins, Jr.

                                  EXHIBIT INDEX



 EXHIBIT                                                        SEQUENTIAL PAGE
 NUMBER                     DESCRIPTION                              NUMBER
 -------                    -----------                         ---------------

 5.01 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

23.01        Consent of Kirkpatrick & Lockhart
             LLP(included in Exhibit 5.01)

23.02        Consent of KPMG Peat  Marwick LLP

23.03        Consent of Ernst & Young LLP

23.04        Consent of Price  Waterhouse

24.01 Powers of Attorney (included on signature page of this registration statement)